The filing is of the corrected signature page to that set forth in the Amendment filed on September 1, 2017 which did not properly set forth the additional capacities of the Chief Executive, Chief Financial and Chief Accounting Officers in which they were signing. There are no other amendments to Part II and III of such filing.

SIGNATURES

Pursuant to the Requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fargo, State of North Dakota, on August 31, 2017.

Dakota Real Estate Investment Trust

By:	/s/ George Gaukler
George Gaukler, President

By:	/s/ Ray Braun
Ray Braun, Treasurer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ George Gaukler	/s/ Ray Braun
George Gaukler, Trustee and Principal Executive Officer	Ray Braun, Trustee, Principal Accounting Officer and Principal Financial Officer
Date: August 31, 2017	Date: August 31, 2017

/s/ Kevin Christianson	/s/ Bradley Fay
Kevin Christianson, Trustee	Bradley Fay, Trustee
Date: August 31, 2017	Date: August 31, 2017

/s/ Joe Hauer	/s/ Kenneth Heen
Joe Hauer, Trustee	Kenneth Heen, Trustee
Date: August 31, 2017	Date: August 31, 2017

/s/ Brion Henderson	/s/ Stan Johnson
Brion Henderson, Trustee	Stan Johnson, Trustee
Date: August 31, 2017	Date: August 31, 2017

/s/ Jim Knutson	/s/ Clarice Liechty
Jim Knutson, Trustee	Clarice Liechty, Trustee
Date: August 31, 2017	Date: August 31, 2017

/s/ Craig Lloyd	/s/ Matthew Pedersen
Craig Lloyd, Trustee	Matthew Pedersen, Trustee
Date: August 31, 2017	Date: August 31, 2017

/s/ Roy Sheppard	/s/ Jerry Slusky
Roy Sheppard, Trustee	Jerry Slusky, Trustee
Date: August 31, 2017	Date: August 31, 2017

/s/ Gene Smestad
Gene Smestad, Trustee
Date: August 31, 2017